Exhibit 99.1

Roper Technologies To Sell Majority Stake In Its Industrial Businesses To CD&R

Sarasota, Florida, June 1, 2022 ... Roper Technologies, Inc. (NYSE: ROP) today announced that it has agreed to sell a majority stake in its industrial businesses, including its entire Process Technologies segment and the industrial businesses within its Measurement & Analytical Solutions segment, to affiliates of Clayton, Dubilier & Rice, LLC (“CD&R”). Roper will receive total upfront, pre-tax cash proceeds of approximately $2.6 billion while retaining a 49% minority interest in a new standalone entity. The transaction includes the following businesses: Alpha, AMOT, CCC, Cornell, Dynisco, FTI, Hansen, Hardy, Logitech, Metrix, PAC, Roper Pump, Struers, Technolog, Uson, and Viatran. Collectively, these businesses generated approximately $940 million of revenue and $260 million of EBITDA in 2021.

“This is the final step in Roper’s divestiture strategy to reduce the cyclicality and asset intensity of our enterprise,” said Neil Hunn, Roper Technologies’ President and CEO. “We have created a meaningfully enhanced and higher-quality go-forward portfolio of market-leading businesses that is better positioned to deliver higher and more resilient organic growth, an improved working capital profile, and strong cash conversion.”

“Selling a majority interest in these industrial businesses will provide Roper with significant upfront cash, while maintaining the ability to receive additional cash proceeds from the future exit of our minority interest,” said Mr. Hunn. “The after-tax proceeds from this transaction will expand Roper’s M&A firepower to more than $7 billion, which will be targeted toward our large pipeline of high-quality acquisition opportunities.”

“We are excited to partner with CD&R given their track record of successful corporate partnerships. Operating as a standalone entity will enable these businesses to build on their niche-leading strategies and continue creating value for their customers and shareholders,” concluded Mr. Hunn.

“We are excited to partner with Roper in a manner that assists them in achieving their corporate objectives while creating a new industrial platform with significant opportunity as a standalone entity. Roper has proven to be an excellent operator of these market-leading industrial businesses, which we believe will serve as the foundation for continued organic and inorganic growth. We look forward to working collaboratively with Neil and the rest of the Roper team to execute on our thesis and create value for Roper shareholders and our investors,” said CD&R Partner Andrew Campelli.

“We are enthusiastic about our partnership with Roper and its employees. I am particularly impressed with the extraordinary talent within these organizations and look forward to working together to build upon the long track record of growth and value creation within the businesses,” added Operating Advisor to CD&R Funds, John Stroup, who will lead the standalone entity upon close of the transaction.

Beginning in the second quarter of 2022, Roper plans to report the results of these businesses as discontinued operations. Following the closing of this transaction, Roper’s ownership interest in the new standalone entity will be reported as income from minority interest. The Company expects this transaction to close by the end of 2022, subject to customary closing conditions.

Roper retained Evercore as its financial advisor in connection with this transaction. For CD&R, UBS Investment Bank, RBC Capital Markets, and BNP Paribas served as lead financial advisors and BMO Capital Markets, Mizuho Securities and Natixis, New York Branch provided advisory services. CD&R obtained committed financing from UBS AG, Stamford Branch, Royal Bank of Canada, BNP Paribas, BMO Capital Markets, Mizuho Bank and Natixis, New York Branch.

A presentation summarizing today’s announcement will be posted on the Company’s website, www.ropertech.com.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss this announcement has been scheduled for 8:30 AM ET on Wednesday, June 1, 2022. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 7039759.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 500. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and application-specific products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess free cash flow toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact Information

Investor Relations

941-556-2601

investor-relations@ropertech.com

About Clayton, Dubilier & Rice

Clayton, Dubilier & Rice is a private investment firm with a strategy predicated on building stronger, more profitable businesses. Since inception, CD&R has managed the investment of more than $40 billion in over 100 companies with an aggregate transaction value of more than $175 billion. The Firm has offices in New York and London. For more information, please visit www.cdr-inc.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses, as well as complete any announced divestitures, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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